REPORT

on the

HERMOSA PROSPECT

Yellow Pine Mining District
Clark County
Nevada, U.S.A.

Approximate Co-ordinates
35°48'20" North Latitude
115°30'45" West Longitude

for

SOM RESOURCES INC.
Vancouver, British Columbia

by

W.G. TIMMINS, P. Eng.

February 20, 2005

FIGURES

Figure 1	Location Map	3

Figure 2	Claim Map With Topography	4

Figure 3	Regional Geological Map	8

APPENDICES

Appendix I	Geochemical Analyses	Back

SUMMARY

Som Resources Inc. has acquired by purchase agreement the Hermosa property consisting of one unpatented lode mineral claim located in the Yellow Pine Mining District, Clark County, Nevada, U.S.A.

The region is known for its historic production of lead, zinc, silver and gold.

The claim is underlain by the Paleozoic Monte Cristo Limestone Formation.

Mineralization on the property, which encompasses the Hermosa claim, consists mainly of hydrozincite and calamine occurring as hydrothermal replacement mineralization in the limestone.

A two-phased program of exploration consisting of geological mapping, electromagnetic surveying, trenching and rock sampling, followed by diamond drilling, is recommended at a total cost of $124,200.

February 20, 2005

INTRODUCTION

The author was retained by Som Resources Inc. to review all available data on the Hermosa property, provide an assessment and, if warranted, recommend a program of exploration.

The author has spent considerable time in the area over a period of years visiting numerous mineral properties in the immediate area during the 1980's and in 2004 and a personal examination of the property in March 1982 and during August 2004.

PROPERTY

The property consists of one unpatented mineral lode claim known as the Hermosa claim situated in the Yellow Pine Mining District, Clark County, Nevada, Section 32 of Township 24 south, Range 58 east. The location notices are recorded at the office of the Clark County recorder in Las Vegas, Nevada in File 078, Book No. 20040922, Page 0033, Instr. 0005258.

Any legal aspects pertaining to these claims is beyond the scope of this report.

2.

HUMBOLDT
ELKO
Winnemucca
Elko
PERSHING
WASHOE
CHURCHILL
LANDER
EUREKA
WHITE PINE
Reno
STOREY
Fallon
Austin
Eureka
Carson City
DOUGLAS
Ely
LYON
MINERAL
NEVADA
Hawthorne
NYE
Tonopah
ESMERALDA
LINCOLN
CLARKE
LAS VEGAS
HERMOSA PROPERTY
SOM RESOURCES INC.
HERMOSA PROPERTY
CLARK COUNTY, NEVADA
LOCATION MAP
KILOMETRES
0
100
MILES
50
200
SCALE: As Shown
DATE: Feb. 20, 2005
FIGURE: 1

TOPO! map printed on 01/11/05 from "Nevada.tpo" and "Untitled.tpg"

115°30'00" W WGS84 115°29'00" W

35°49'00" N

Approx. 18.5 Miles to Goodsprings
161
Surprise Mine
32
33
Hermosa Mine
Adits
Prospect
T 24 S
T 25 S
Radio
Table
5149
4492
4065
Prospects
Hoosier
SOM RESOURCES INC.
HERMOSA PROPERTY
CLARK COUNTY, NEVADA
CLAIM MAP
SCALE: As Shown
DATE: Feb. 20, 2005
FIGURE: 2

115°30'00" W WGS84 115°29'00" W

0 .5 1 MILE

0 1000 FEET 0 500 1000 METERS

TN / MN 13½°

Printed from TOPO! ©2001 National Geographic Holdings (www.topo.com)

LOCATION AND ACCESS

Approximate Co-ordinates: 35°48'20"N Latitude; 115°30'45"W Longitude.

The property is located 30 miles southwest of Las Vegas, Nevada and about five miles west of Goodsprings on the western slopes of the Spring Mountains.

Access to the area is provided by means of Interstate Highway 15 from Las Vegas southwest to Jean. Goodsprings is accessible by paved road from Jean, a distance of seven miles to the northwest.

The property may then be reached by travelling west along a paved road for about five miles towards the village of Sandy, then a dirt road to the workings of the property.

CLIMATE AND VEGETATION

The area is typically desert with relatively high temperatures, low precipitation, and vegetation consisting mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

PHYSIOGRAPHY

The property lies in a region of moderate rolling hills with local incised narrow canyons. Elevations locally range from 3200 feet to 4300 feet A.S.L.

HISTORY

The history of the area dates back to 1856 following investigation of lead ore by Mormon missionaries. The first ore was smelted in 1857 and a mill was built north of Goodsprings in 1898.

The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

The Yellow Pine District has been mined primarily for lead-zinc-silver, however, an estimated 91,000 ounces of gold has also been recovered.

The area has been mainly dormant since. 1964.

The Hermosa claim was originally staked about 1890 and two adits were later excavated as well as several test pits.

The claim was again staked in 1982 and re-staked in October of 2004. No recent work has been recorded to the writer's knowledge.

REGIONAL GEOLOGY

Paleozoic Stratigraphic Succession In the Vicinity of
The Goodsprings District

Thickness
(feet)

Permian:
Red beds	1,000 - 1,100

Mississippian to Permian:
Bird Spring Formation	2,500+

Local erosional unconformity

Mississippian:
Monte Cristo Limestone:
Yellowpine Limestone Member	60 - 120
Arrowhead Limestone Member	10- 20
Bullion Dolomite Member	85 - 300
Anchor Limestone Member	65 - 400
Dawn Limestone Member	50 - 399

Devonian:
Sultan Limestone:
Crystal Pass Limestone Member	150 - 260
Valentine Limestone Member	75 - 380
Ironside Dolomite Member	5 - 125

Cambrian to Devonian(?):
Goodsprings Dolomite	2,450+

The Spring Mountain Range consists mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. The Yellow Pine District is underlain by a series of carboniferous sediments consisting of limestones, pure crystalline limestone, and dolomite with occasional intercalated beds of fine-grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills.

N
HERMOSA PROPERTY
POTOSI MTN 8504
SHENANDOAH PEAK
TABLE MOUNTAIN
DEVIL PEAK 5865
BIRD SPRING RANGE
GOODSPRINGS VALLEY
IVANPAH VALLEY
STATE LINE
Bird Spring
Keystone Spring
Goodsprings
Sandy
Kingston
Jean
Borax 2703
PACIFIC
T. 25 S.
26 S.
R. 58 E
Qal
PPMb
Mm
Ds
DCg
Pkt
Rcm
Ja
TKi
Tv
CLARK COUNTY
WESTERN CLARK COUNTY
Bird Spring Formation
Monte Cristo Limestone
Sultan Limestone
Goodsprings Dolomite
Precambrian rocks
UNCONFORMITY
KILOMETRES
5
10
MILES
5
0
SOM RESOURCES INC.
HERMOSA PROPERTY
CLARK COUNTY, NEVADA
REGIONAL GEOLOGY MAP
SCALE: As Shown
DATE: Feb. 20, 2005
FIGURE: 3

LOCAL GEOLOGY

The property is underlain by limestones belonging to the Upper Mississippian Bird Spring Formation. Zinc mineralization, hydrozincite and calamine occurs associated with a breccia zone parallel to the limestone beds. Galena occurs along a north to northeast trending fault dipping to the west. Sporadic malachite mineralization is also observed accounting for the copper values.

D.F. Hewett (1931) reports that several cars of lead ore were mined which contained an uncommon assemblage of oxidized lead minerals - carbonate, molybdate, and phosphate.

Two rock samples collected from the mine dump by the writer in March 1982 assayed 1.22 oz/ton silver, 1.54% lead, 0.99% zinc, 1.46 oz/ton silver, and 2.60% lead and 20.61 % zinc.

Four samples were collected from the portal area and mine dump by Multi-Metal Mining Corp. of Las Vegas, Nevada in October, 2004.

Pertinent assay results are tabulated below, (Also see complete geochemical analysis at rear of report as Appendix I.)

Sample No.	Cu%	Pb%,	Ag oz/ton

H-1	1.0	2.51	Tr
H-2	0.024	18.03	APPROX 1.0
H-3	Tr	Tr	Tr
H-4	0.018	21.68	APPROX 0.3

CONCLUSIONS

A two-phased program of exploration consisting of geological mapping on both surface and underground along with a VLF electromagnetic and magnetometer survey is recommended in order to trace the mineralized fault structures and breccia zones along their extensions. In addition, a trenching and sampling program in areas of exposed mineralization should be carried out.

A second phase of exploration should consist of a diamond drilling program to test the mineralized fault structures and breccia both laterally and at depth.

ESTIMATED COSTS OF PROGRAM (U.S. FUNDS)

PHASE I		US DOLLARS

1.	Geological Mapping	$ 8,000
2.	VLF-EM Survey	4,000
3.	Trenching and Sampling including assays	10,000
4.	Mobilization and Demobilization	3,000
5.	Food and Lodging	3,000
6.	Reports, Maps, etc.	2,000
7.	Contingency	3,000,

	Total Cost - Phase I		$33,000

PHASE II

1.	Diamond Drilling
	Estimated: 1500 feet @ $35/ft	$ 52,500
2.	Mobilization and demobilization	10,000
3.	Reports, Assays, etc.	8,000
4.	Food and Lodging	6,000
5.	Transportation	700
6.	Engineering and Supervision	6,000
7.	Contingency	8,000

	Total Cost - Phase II		91,200

	TOTAL COST - PHASE I AND PHASE II		$ 124,200

Further work would be dependent upon results of the above recommended program of work February 20, 2005 W.G. Ti pmaps, F Eng.

STATEMENT OF QUALIFICATIONS

I, William G. Timmins, of the City of Vancouver, in the Province of British Columbia, do hereby certify that:

1.	I am a consulting geologist, with offices at 1016 - 470 Granville Street, Vancouver, B.C. V6C 1 V5.

2.
I have been practising my profession for the past 40 years since university, having been engaged in the evaluation, exploration and development of mineral properties .throughout Canada, the United States, Latin and South America, Australia and New Zealand.

3.
1 am a graduate of the Provincial Institute of Mining, Haileybury, Ontario (1956) and attended Michigan Technological University 1962-1965, Geology and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969.

4.
This report titled "Geological Report on the Hermosa Prospect for Som Resources Inc." is based on published and private reports, maps and data provided by Multi-Metal Mining Corp. and in the public domain, and personal visits to the Hermosa property from 1982 to 2004. The author has reviewed relevant data prepared by reputable qualified persons and is responsible for his own geological analysis, conclusions and recommended exploration program.

5.	I have no interest, nor do I expect to receive any interest in the properties or securities of Som Resources Inc. and am independent of the issuer.

6.
I consent to the filing of this report with any stock exchange and other regulatory authority, and any publication by them, including electronic publication in the company's files or their websites accessible by the public.

REFERENCES

Hewett, D.F.	Geology and Ore Deposits of the Goodsprings Quadrangle, Nevada,
Paper 162, U.S. Department of the Interior, Geological Survey.

Nevada Bureau of Mines and Geology, Bulletin 62, Geology and
Mineral Deposits of Clark County, Nevada, 1965

Timmins, W.G.	Geological Report on the Whale Mine for Celebrity Mining, November,
1982, and for Tao Minerals Ltd., October, 2004

Appendix I

GEOCHEMICAL ANALYSIS

ANALYTICAL LABORATOR:ILxS: LTD. 8 2 T: i#AS ~NGS. ;ST U;~NCC3... V6A 1'R6 PHON7;('60:4) 2513-31'58 FAX 6Q4) 253-1716

(ISO '9002Accredited'-C

M It Metal Mini ng 70 A40600'6

Ni CoMn Fe As U AuThSr Cd Sb Bi V Ca P La Cr Mg Ba Ti B Al Na K W HgSc Tl S Ga Se
ppm ppm ppm ppm ppm ppb ppm ppm ppm ppm ppm ppm % % ppm ppm % ppm % ppm % % % ppm ppm ppm ppm % ppm ppm

1.1 .5 8 .16 1.6 <.1 <.5 <.1 297.2 38.9 89 30.53 2 1.8 .1 <.1 <1 .15 .001 <1 2.2 .03 4 .001 <1 .01 .347<.01 3.6 .04 .1 <.1 <.05 <1 <.5
3510.3 68.5 9.0 <.1 255.8 30.5 211 .85 310.9 1.8 22 534.8 25.9 <.1 37 .20 .031 2 4.7 .11 9 .001 32 .01 .007<.01 48.0 8.58 .1 5.6 <.05 18 30.9
1.3 .3 10.0 2.8 512 .13 13.8 .3 .5 <.1 71.2 24.9 8 500.3 1.4 <.1 11 3.29 .048 1 6.0 1.75 3 .001 29 .04 .005 .01 2.0 6.53 .3 .2 <.05 9 2.4
121 .21 63.7 .6 2 4 .2 31 6.8 .9 <.1 12 19.04 .008 4 3.9 9.63 2 .001 <1 .01 .008<.01 2.3 .06 .1 <.1 <.05 <1 <.5
8 211.7 .6 <.1 26 .97 .040 1 3.2 .49 4 .001 9 .03 .002<.01 .6 3.90 .2 .1 <.05 1 .6

24.6 11.7 749 3.01 18.0 6.3 42.0 2.8 48 5.4 3.6 6.0 62 .75 .092 13 189.0 .68 137 .102 17 1.97 .036 .14 5.1 .18 3.4 1.1 <.05 5.1

GEOCHEMICAL ANALYSIS CRT E

Corp ROJECT HERMO A ranviLle St
ancouver 5C: V&:-.'.

SAMPLE#	Mo ppm	Cu ppm	Pb ppm	Zr ppm	Ag ppm
SI	2.0	7.1	5.0	146	.1
-1-1	>2000	>10000	6171.3	>10000	4.6
--2	163.5	236.9	163.2	>10000	30.0
-i-3	7.2	16.7	75.7	1259	.2
-1-4	4.9	183.9	198.9	>10000	11.3
STANDARD DS5	12.4	145.3	26.1	140	.3

GROUP 1DX - 15.00 GM SAMPLE LEACHED WITH 90 ML 2-2-2 HCL-HNO3-H2O AT 95 DEG. C FOR ONE HOUR, DILUTED TO 300 ML, ANALYSED BY ICP-MS.
(>) CONCENTRATION EXCEEDS UPPER LIMITS. SOME MINERALS MAY BE PARTIALLY ATTACKED. REFRACTORY AND GRAPHITIC SAMPLES CAN LIMIT AU SOLUBILITY. -
SAMPLE TYPE: ROCK R150 60C

Data dl FA____ DATE RECEIVED: OCT 5 2004 DATE REPORT MAILED: .... V?..

BRITISH COLUMBIA CERTIFIED ASSAYER
C. L.
Clarence Leong

All results are considered the confidential property of the client. Acme assumes the liabilities for actual cost of the analysis only.

IINAF+YT `? Ta- ......1'Qstll5 i hP.
9002°;Acted tet1 Co)

A406006R

AsЗA'X'-CUT Z•Fı TIt

Must :-Meia ri Q T }ERMO A Fit :
Grahvi4.te..3t , V uv c •,8C V6C 1!t5

2.31

H--2 18.03 11-4 21.30 STANDARD GC -2a 1G.68

Data 6G F DATE RECEIVED: Oct 25 2004

DATE REPORT MAILED:_—

Clarence Leong

GROUP 7AR - .0240 GM SAMPLE, AQUA - REG1A
(HCL-HN03-H20) DIGESTION TO 250 ML, ANALYSED BY ICP-FS_ - SAMPLE TYPE: ROCK PULP

AU results are considered the contidentiaL prnPerty of the client. Acme assures the liabilities for actual cost of the analysis onty-